Exhibit 99.1

FOR IMMEDIATE RELEASE

SANMINA-SCI ANNOUNCES THIRD QUARTER FINANCIAL RESULTS

Fourth Consecutive Quarter of Financial Improvements

SAN JOSE, CA (July 23, 2008) - Sanmina-SCI Corporation (the “Company”) (Nasdaq GS: SANM), a leading global Electronics Manufacturing Services (EMS) company, today reported financial results for its third fiscal quarter ended June 28, 2008.

Basis of Presentation

The Company completed the sale of the remaining assets of its personal computing business and associated logistics services in two transactions that closed on June 2, 2008 and July 7, 2008, respectively.  The Company has reported this line of business as a discontinued operation in the financial statements that accompany this press release.

Third Quarter Fiscal 2008 Highlights for Continuing Operations:

•                  REVENUE OF $1.90 BILLION, UP 4.7% Q/Q AND 13.7% Y/Y

•                  NON-GAAP GROSS PROFIT OF $141.4 MILLION, UP 12.2% Q/Q AND 46.6% Y/Y

•                  NON-GAAP OPERATING MARGIN OF 3.2%, UP FROM 2.5% IN THE PRIOR QUARTER

•                  NON-GAAP DILUTED EARNINGS PER SHARE OF $0.05, GUIDANCE WAS $0.03 - $0.05

•                  GAAP DILUTED EARNINGS PER SHARE OF $0.02

•                  FREE CASH FLOW OF $118.7 MILLION (1)

Q/Q = quarter over quarter

Y/Y = year over year

Revenue from Continuing Operations

Revenue from continuing operations for the third quarter was $1.90 billion, compared to $1.67 billion in the same period a year ago.

Non-GAAP Financial Results for Continuing Operations (2)

Non-GAAP gross profit in the third quarter of fiscal 2008 was $141.4 million, or 7.4 percent of revenue, up 160 basis points compared to gross profit of $96.5 million, or 5.8 percent of revenue, in the third quarter a year ago.  Non-GAAP operating income was $60.4 million, or 3.2 percent of revenue in the quarter, compared to $10.2 million, or 0.6 percent of revenue, in the same period a year ago.

Non-GAAP net income was $26.0 million, compared to a net loss of ($38.6) million, in the same period a year ago.  Non-GAAP diluted earnings per share for the quarter was $0.05, compared to a loss of ($0.07) in the same period a year ago.

GAAP Financial Results for Continuing Operations

GAAP net income in the third quarter was $12.0 million, or $0.02 diluted earnings per share, compared to a net loss of ($42.2) million, or ($0.08) per share, in the same period a year ago.

Continuing Operations (In thousands, except per share data)	Q3:2008	Q2:2008	Q3:2007
GAAP:
Revenue	$1,903,253	$1,817,431	$1,673,298
Net income (loss)	$11,969	$(39,937)	$(42,202)
Earnings (loss) per share	$0.02	$(0.08)	$(0.08)
Non-GAAP (2):
Gross profit	$141,445	$126,051	$96,510
Gross margin	7.4%	6.9%	5.8%
Operating income	$60,350	$44,862	$10,174
Operating margin	3.2%	2.5%	0.6%
Net income (loss)	$26,009	$14,453	$(38,583)
Earnings (loss) per share	$0.05	$0.03	$(0.07)

(1) Free cash flow is comprised of GAAP cash provided by operations of $121.9 million net of GAAP cash used in investing activities of $3.2 million.   See “Non-GAAP Financial Information” below.

(2) Non-GAAP financial results exclude, to the extent incurred in a particular quarter, integration and restructuring costs, amortization expense, impairment charges, stock-based compensation expenses and other infrequent or unusual items.  Please refer to “Non-GAAP Financial Information” below for a discussion of how the above non-GAAP financial measures are calculated and why we believe this information is useful to investors.  A reconciliation from GAAP to non-GAAP results is contained in the financial statements contained in this release and is also available in the Investor Relations section of our website at www.sanmina-sci.com.

Balance Sheet Metrics for Continuing Operations

The Company continued to improve its cash flow and balance sheet metrics during the quarter.

•                  FREE CASH FLOW OF $118.7 MILLION (1)

•                  ENDING CASH AND CASH EQUIVALENTS WERE $981.6 MILLION

•                  CASH CYCLE DAYS WERE 48

•                  INVENTORY TURNS WERE 7.8x

“I am pleased with our third quarter results which mark the fourth consecutive quarter of improved profitability.  We expect to see further improvements in our operational results as we continue to fine tune and focus our business model, strategic plan and execution on our core business.   With the completion of the sale of our personal computing business and our restructuring initiatives largely behind us, I believe we will be able to sustain our financial improvements despite the challenging economic environment,” stated Jure Sola, Chairman and Chief Executive Officer.

Company Guidance

The Company provides the following guidance with respect to the fourth fiscal quarter ending September 27, 2008:

•                  Revenue from continuing operations is expected to be in the range of $1.8 billion to $1.9 billion

•                  Non-GAAP diluted earnings per share for continuing operations is expected to be between $0.05 to $0.07

Proposed Reverse Stock Split; Special Meeting of Stockholders

The Company also announced that its Board of Directors has unanimously approved an amendment to its certificate of incorporation that would permit the Company to effect a reverse split of its outstanding and authorized Common Stock within a range of one-for-three to one-for-ten, with the final ratio to be determined by the Board of Directors, following stockholder approval. The Company intends to seek stockholder approval of the amendment at a special meeting of stockholders anticipated to be held in September 2008.  As of June 28, 2008, Sanmina-SCI had approximately 531 million shares of common stock outstanding.

Non-GAAP Financial Information

In the commentary set forth above, we present the following non-GAAP financial measures:  gross profit, gross margin, operating income, operating margin, net income and earnings per share.  In computing each of these non-GAAP financial measures, we exclude charges or gains relating to: stock-based compensation expenses, restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets), integration costs (consisting of costs associated with the integration of acquired businesses into our operations), impairment charges for goodwill and intangible assets, amortization expense and other infrequent or unusual items, to the extent material or which we consider to be of a non-operational nature in the applicable period.  In addition, we present free cash flow for the third quarter of fiscal 2008, which is comprised of GAAP cash provided by operations less GAAP cash used in investing activities.

We have furnished these non-GAAP financial measures because we believe they provide useful supplemental information to investors in that they eliminate certain financial items that are of a non-recurring, unusual or infrequent nature or are not related to the Company’s regular, ongoing business.  We have provided free cash flow information as management believes this measure, by eliminating cash flow from financing activities, helps show the usable cash generated by our business during the quarter.  Our management also uses this information internally for forecasting, budgeting and other analytical purposes.  Therefore, we believe that presenting non-GAAP financial measures enables investors to analyze the core financial and operating performance of our Company in the manner utilized by management and to facilitate period-to-period comparisons and analysis of operating trends.  A reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release and is also available on the Investor Relations section of our website at www.sanmina-sci.com. Sanmina-SCI provides earnings guidance only on a non-GAAP basis due to the inherent uncertainties associated with forecasting the timing and amount of restructuring, impairment and other unusual and infrequent items.

The non-GAAP financial information presented in this release may vary from non-GAAP financial measures used by other companies.  In addition, non-GAAP financial information should not be viewed as a substitute for financial data prepared in accordance with GAAP.

(1) Free cash flow is comprised of GAAP cash provided by operations of $121.9 million net of GAAP cash used in investing activities of $3.2 million.   See “Non-GAAP Financial Information” below.

Company Conference Call Information

Sanmina-SCI will be holding a conference call regarding this announcement on Wednesday, July 23, 2008 at 5:00 p.m. ET (2:00 p.m. PT). The access numbers are: domestic 877-273-6760 and international 706-634-6605.  The conference will be broadcast live over the Internet.  Log on to the live webcast at www.sanmina-sci.com.  Additional information in the form of a slide presentation is available by logging onto Sanmina-SCI’s website at www.sanmina-sci.com.   A replay of today’s conference call will be available for 48-hours.  The access numbers are: domestic 800-642-1687 and international 706-645-9291, access code is 54652174.

About Sanmina-SCI

Sanmina-SCI Corporation (NASDAQ: SANM) is a leading electronics contract manufacturer serving the fastest-growing segments of the global electronics manufacturing services (EMS) market. Recognized as a technology leader, Sanmina-SCI provides end-to-end manufacturing solutions, delivering superior quality and support to large OEMs primarily in the communications, defense and aerospace, industrial and medical instrumentation, computer technology and multimedia sectors. Sanmina-SCI has facilities strategically located in key regions throughout the world. Information about Sanmina-SCI is available at www.sanmina-sci.com.

Sanmina-SCI Safe Harbor Statement

Certain statements contained in this press release, including the  Company’s expectations for future revenue and earnings per share and our statements concerning expectations for further improvements in our operating results and the proposed reverse stock split, constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, including adverse conditions in the electronics industry, particularly in the principal industry sectors served by the Company, competition negatively impacting the Company’s pricing, changes in customer requirements and in the volume of sales to principal customers adversely affecting revenue and profitability, the ability of Sanmina-SCI to effectively assimilate acquired businesses and achieve the anticipated benefits of its acquisitions, a determination of the Board not to pursue a reverse split of the Company’s Common Stock and the factors set forth in the Company’s fiscal year 2007 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that the Company files with the Securities Exchange Commission (“SEC”). In addition, the Company’s actual earnings per share on a non-GAAP basis for the fiscal quarter ending September 27, 2008 could differ materially from the targets stated under “Company Guidance” above for a number of reasons, including, but not limited to (i) integration and other acquisition-related expenses associated with future acquisitions, if any, and (ii) changes in the anticipated amount of employee share-based compensation expense recognized on the Company’s financial statements.

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Important Information Regarding the Proxy Statement for the Special Meeting

The Company plans to file with the SEC and make available to its stockholders a proxy statement and a proxy card in connection with the special meeting, and advises its stockholders to read the proxy statement relating to the  special meeting when it becomes available, because it will contain important information. Stockholders may obtain a free copy of the proxy statement and other documents (when available) that the Company files with the SEC at the SEC’s website at www.sec.gov. When filed, the proxy statement and these other documents may also be obtained for free from the Company by directing a request to Sanmina-SCI Corporation, 2700 North First Street, San Jose, California 95134, Attention: Investor Relations, or at www.sanmina-sci.com.

The Company, its directors and named executive officers may be deemed to be participants in the solicitation of the Company’s stockholders in connection with the special meeting. Stockholders may obtain information regarding the names, affiliations, and interests of such individuals in the Company’s proxy statement filed with the SEC on December 14, 2007, for its 2008 annual meeting. To the extent such individuals’ holdings of the Company’s securities have changed since the information set forth in that proxy statement, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Sanmina-SCI Contact

Paige Bombino

Investor Relations

408-964-3610

SANMF

Press Release Financials	SANMINA-SCI

2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Sanmina - SCI Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(GAAP)

	June 28,	September 29,
	2008	2007
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$981,564	$933,424
Accounts receivable, net	1,183,602	1,218,375
Inventories	901,039	1,059,856
Prepaid expenses and other current assets	115,406	167,038
Assets held for sale	94,560	36,764
Total current assets	3,276,171	3,415,457

Property, plant and equipment, net	611,172	609,394
Goodwill	510,067	510,669
Other non-current assets	133,263	134,435
Total assets	$4,530,673	$4,669,955

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,364,867	$1,450,705
Accrued liabilities	237,643	203,941
Accrued payroll and related benefits	142,781	142,436
Liabilities - discontinued operations	1,418	—
Total current liabilities	1,746,709	1,797,082

Long-term liabilities:
Long-term debt	1,480,304	1,588,072
Other	113,170	111,654
Total long-term liabilities	1,593,474	1,699,726

Total stockholders’ equity:	1,190,490	1,173,147
Total liabilities and stockholders’ equity	$4,530,673	$4,669,955

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(GAAP)

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007

Net sales	$1,903,253	$1,673,298	$5,498,824	$5,383,888
Cost of sales	1,763,612	1,578,243	5,105,609	5,033,751
Gross profit	139,641	95,055	393,215	350,137

Operating expenses:
Selling, general and administrative	77,425	87,351	245,839	267,758
Research and development	5,872	6,131	14,731	24,064
Amortization of intangible assets	1,650	1,690	4,950	4,951
Restructuring costs	13,256	5,398	68,054	27,579
Impairment of assets	1,700	—	1,700	—
Total operating expenses	99,903	100,570	335,274	324,352

Operating income / (loss)	39,738	(5,515)	57,941	25,785

Interest income	3,572	3,786	15,018	23,357
Interest expense	(29,961)	(41,044)	(96,935)	(130,155)
Other income, net	5,895	2,627	5,527	13,035
Interest and other expense, net	(20,494)	(34,631)	(76,390)	(93,763)

Income (loss) from continuing operations before income taxes	19,244	(40,146)	(18,449)	(67,978)

Provision for income taxes	7,275	2,056	18,972	15,427

Net income (loss) from continuing operations	11,969	(42,202)	(37,421)	(83,405)

Net income from discontinued operations, net of tax	3,359	14,562	36,251	57,882

Net income (loss)	$15,328	$(27,640)	$(1,170)	$(25,523)

Basic income (loss) per share from:
Continuing operations	$0.02	$(0.08)	$(0.07)	$(0.16)
Discontinued operations	$0.01	$0.03	$0.07	$0.11
Net income	$0.03	$(0.05)	$(0.00)	$(0.05)

Diluted income (loss) per share from:
Continuing operations	$0.02	$(0.08)	$(0.07)	$(0.16)
Discontinued operations	$0.01	$0.03	$0.07	$0.11
Net income	$0.03	$(0.05)	$(0.00)	$(0.05)

Weighted-average shares used in computing per share amounts:
Basic	531,197	527,091	530,546	527,101
Diluted	531,323	527,091	530,546	527,101

Sanmina - SCI Corporation

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	June 28, 2008	March 29, 2008	June 30, 2007	June 28, 2008	June 30, 2007

GAAP Revenue - continuing operations	$1,903,253	$1,817,431	$1,673,298	$5,498,824	$5,383,888

GAAP Revenue - discontinued operations	443,343	586,699	815,061	1,784,828	2,494,950
GAAP Revenue - total company	$2,346,596	$2,404,130	$2,488,359	$7,283,652	$7,878,838

GAAP Gross Profit - continuing operations	$139,641	$124,645	$95,055	$393,215	$350,137
GAAP gross margin	7.3%	6.9%	5.7%	7.2%	6.5%
Adjustments - continuing operations:
Stock compensation expense (1)	1,571	1,581	1,234	4,852	3,312
Amortization of intangible assets	233	233	221	737	663
Stock option investigation and integration	—	(408)	—	(408)	—
Non-GAAP Gross Profit - continuing operations	141,445	126,051	96,510	398,396	354,112
Non-GAAP gross margin - continuing operations	7.4%	6.9%	5.8%	7.2%	6.6%

GAAP Gross Profit - discontinued operations	11,254	21,641	23,720	57,012	75,036
Adjustments - discontinued operations:
Stock compensation expense (1)	68	129	93	317	271
Non-GAAP Gross Profit - total company	$152,767	$147,821	$120,323	$455,725	$429,419
Non-GAAP gross margin - total company	6.5%	6.1%	4.8%	6.3%	5.5%

GAAP operating income (loss) - continuing operations	$39,738	$(8,613)	$(5,515)	$57,941	$25,785
GAAP operating margin - continuing operations	2.1%	-0.5%	-0.3%	1.1%	0.5%
Adjustments - continuing operations:
Stock compensation expense (1)	3,186	3,738	7,356	10,201	13,230
Amortization of intangible assets	1,883	1,883	1,911	5,687	5,614
Stock option investigation and integration	587	(165)	1,024	2,685	6,669
Restructuring costs	13,256	48,019	5,398	68,054	27,579
Impairment of assets	1,700	—	—	1,700	—
Non-GAAP operating income - continuing operations	60,350	44,862	10,174	146,268	78,877
Non-GAAP operating margin - continuing operations	3.2%	2.5%	0.6%	2.7%	1.5%

GAAP operating income (loss) - discontinued operations	3,929	17,329	17,413	40,736	59,341
Adjustments - discontinued operations:
Stock compensation expense (1)	81	140	102	350	286
Amortization of intangible assets	—	—	31	—	31
Restructuring costs	1,747	554	1,341	2,818	1,322
Impairment of assets	1,769	—	—	1,769	—
Non-GAAP operating income - total company	$67,876	$62,885	$29,061	$191,941	$139,857
Non-GAAP operating margin - total company	2.9%	2.6%	1.2%	2.6%	1.8%

GAAP net income (loss) - continuing operations	$11,969	$(39,937)	$(42,202)	$(37,421)	$(83,405)
Adjustments - continuing operations:
Operating income adjustments (see above)	20,612	53,475	15,689	88,327	53,092
Gain on sale of assets	(2,622)	—	—	(2,622)	(6,840)
Loss on redemption of debt (2)	—	—	3,175	2,237	3,175
Tax effect of above items	(3,950)	915	(15,245)	(4,954)	(11,253)
Non-GAAP net income (loss) - continuing operations	26,009	14,453	(38,583)	45,567	(45,231)

GAAP net income - discontinued operations	3,359	15,523	14,562	36,251	57,882
Adjustments - discontinued operations:
Operating income adjustments (see above)	3,597	694	1,474	4,937	1,639
Tax effect of above items	5,216	(2,494)	(264)	639	(1,656)
Non-GAAP net income (loss) - total company	$38,181	$28,176	$(22,811)	$87,394	$12,634

Non-GAAP Earnings (loss) Per Share - continuing operations:
Basic	$0.05	$0.03	$(0.07)	$0.09	$(0.09)
Diluted	$0.05	$0.03	$(0.07)	$0.09	$(0.09)

Non-GAAP Earnings (loss) Per Share - total company:
Basic	$0.07	$0.05	$(0.04)	$0.16	$0.02
Diluted	$0.07	$0.05	$(0.04)	$0.16	$0.02

Weighted-average shares used in computing Non-GAAP earnings per share amounts:
Basic	531,197	530,747	527,091	530,546	527,101
Diluted	531,323	530,895	527,091	530,757	529,982

(1) Stock compensation expense was as follows:

	Three Months Ended			Nine Months Ended
	June 28, 2008	March 29, 2008	June 30, 2007	June 28, 2008	June 30, 2007

Cost of sales	$1,571	$1,581	$1,234	$4,852	$3,312
Selling, general and administrative	1,565	2,077	6,022	5,122	9,622
Research and development	50	80	100	227	296
Stock compensation expense - continuing operations	3,186	3,738	7,356	10,201	13,230
Discontinued operations	81	140	102	350	286
Stock compensation expense - total company	$3,267	$3,878	$7,458	$10,551	$13,516

(2) Write-off of prepaid financing fees related to debt that was repaid prior to maturity.